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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. _______), pertaining to The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan and The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation Plan, of our report dated January 31, 2001, with respect to the consolidated financial statements of The PNC Financial Services Group, Inc. and subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP


July 9, 2001
Pittsburgh, Pennsylvania